Exhibit 99.2

FingerMotion, Inc. Appoints Chris Polimeni as Chief Financial Officer

WEST PALM BEACH, FL / GLOBENEWSWIRE / August 17, 2026 / FingerMotion, Inc. (Nasdaq: FNGR) (“FingerMotion” or the “Company”), a mobile data and telecommunications services company, today announced the appointment of Chris Polimeni as Chief Financial Officer, effective August 17, 2026. Mr. Polimeni succeeds Lee Yew Hon, whose resignation as Chief Financial Officer was accepted by the Board of Directors.

The appointment follows FingerMotion’s announcement earlier today of the completed acquisition of a 9.9% interest in Lyken AI Computing Inc., marking the Company’s formal entry into the enterprise AI compute market.

“Chris has spent more than three decades doing precisely what this next phase of the Company requires — structuring transactions, managing capital, and building the financial discipline that lets a business grow without losing control of it,” said Jolie Kahn, Chief Executive Officer of FingerMotion. “We are entering the enterprise compute market from a standing start, and that is a capital-intensive undertaking. Chris has done this work before, at public companies, through cycles.”

“I want to thank Lee Yew Hon for his service,” Ms. Kahn added. “He joined FingerMotion when it was still an OTC-quoted company and helped guide it to a Nasdaq listing. That is a genuine achievement and the Company is better for it.”

“FingerMotion has an operating business that already generates real revenue and a credible path into one of the most capital-intensive markets in technology,” said Mr. Polimeni. “Those two things together are rarer than they sound. My focus will be on making sure the balance sheet, financial reporting, and capital structure can support the Company’s growth plans.”

About Chris Polimeni

Chris Polimeni is an accomplished financial executive with more than 35 years of experience driving financial strategy and operational efficiency at both public and private companies across publishing, distribution, waste management, and technology. He brings deep expertise in mergers and acquisitions, capital raising across debt and equity markets, SEC reporting, contract negotiations, revenue recognition, auditing, financial planning and analysis, treasury management, taxation, and ERP implementation.

A results-driven leader, Mr. Polimeni combines strong analytical skills with a proven ability to structure complex financial transactions and advance strategic growth initiatives. Most recently, he served as Chief Financial Officer of Avax One Technology Ltd. Since 2020, he has also served as President and Chief Executive Officer of Polimeni & Associates, Inc. He holds a Bachelor of Business Administration in Accounting and Management Information Systems from Hofstra University.

About FingerMotion, Inc.

FingerMotion is a technology company serving a growing base of users across the mobile payment, recharge, and data-analytics markets in the People’s Republic of China. The Company continues to develop new tools and services for those users, with the long-term objective of expanding that base organically into a large and highly engaged community — scale the Company believes will support relationships with larger, higher-value customers over time. The Company also evaluates emerging technologies for adjacent opportunities.

FingerMotion is extending that strategy into the enterprise AI and cloud compute market through its equity position in Lyken AI Computing Inc. Under the terms of the transaction, the Company may increase that position over time, subject to the conditions set out in the definitive agreements.

Investor and Media Contact

FingerMotion, Inc.

Investor Relations

E: ir@fingermotion.com

W: www.fingermotion.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the anticipated contributions of the Company’s new Chief Financial Officer, the Company’s financial reporting, capital structure and treasury management, and the Company’s strategy for the enterprise computing market.

Forward-looking statements are typically identified by words such as “will”, “intend”, “anticipate”, “expect”, “believe”, “plan”, “potential”, “project”, “estimate”, “target”, “continue”, “position”, “may”, “might”, “could” and “should”. These statements are predictions based on current assumptions and are not guarantees of future performance. Actual results could differ materially due to risks and uncertainties affecting the Company’s business, including those described in the Company’s most recent Annual Report on Form 10-K and subsequent filings with the U.S. Securities and Exchange Commission, available at www.sec.gov.

All forward-looking statements are expressly qualified by these cautionary statements and are made as of the date of this press release. FingerMotion undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

SOURCE: FingerMotion, Inc.